ALPHARMA INC.

               SUBSIDIARIES OF THE REGISTRANT

                                                  EXHIBIT 21


            NAME                  JURISDICTION IN WHICH
                                        ORGANIZED
United States:
A. L. Specialty Chemicals,    Delaware
Inc.
ALPHARMA NW INC.              Washington
ALPHARMA U.S. INC.            Delaware
Barre Parent Corporation      Delaware
Barre-National, Inc.          Maryland
G. F. Reilly Company          Delaware
ParMed Pharmaceuticals, Inc.  Delaware
NMC Laboratories, Inc.        New York
Able Laboratories, Inc.       New Jersey
Wade Jones Company, Inc.      Texas
MikJan Corporation            Arkansas

Foreign:
A.L-Pharma A/S                Denmark
ALPHARMA AS                   Norway
Allabinc de Mexico, S.A. de   Mexico
C.V.
A/S Dumex Norway              Norway
Biovet Pharma AS              Norway
Empressa Laboratories De      Mexico
Mexico S.A. de C.V.
DUMEX-ALPHARMA A/S            Denmark
Dumex AG                      Switzerland
Dumex B.V.                    Holland
DUMEX-ALPHARMA AB             Sweden
Dumex Limited                 United Kingdom
Norgesplaster                 Norway
OY Dumex AB                   Finland
P. T. Dumex Indonesia         Indonesia